Exhibit 4.1


                                FORM OF DEBENTURE



     THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES COMMISSION OF ANY STATE UNDER ANY STATE SECURITIES LAW. THEY ARE BEING OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER REGULATION D ("REGULATION D") PROMULGATED UNDER THE SECURITIES ACT. THE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED UNLESS THE SECURITIES ARE REGISTERED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR SUCH OFFERS, SALES AND TRANSFERS ARE MADE PURSUANT TO AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND THOSE LAWS.

     THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY.


No. 1                                                          U.S.$3,000,000.00
Issuance Date:  March 16, 2005

                              BODISEN BIOTECH, INC.

                   9% CONVERTIBLE DEBENTURE DUE MARCH 16, 2006

     THIS 9% CONVERTIBLE DEBENTURE, issued this 16th day of March 2005 (the "Issuance Date"), is one of duly authorized and issued 9% Convertible Debentures (including all 9% Convertible Debentures issued in exchange, transfer or replacement hereof, this "Debenture") of Bodisen Biotech, Inc., a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), designated as its 9% Convertible Debentures Due March 16, 2006, in an aggregate principal amount of up to U.S.$3,000,000 (collectively, the "Debentures" and such other Debentures, the "Other Debentures").

     FOR VALUE RECEIVED, the Company promises to pay to Amulet Limited, the registered holder hereof (the "Holder"), the principal sum of THREE MILLION DOLLARS ($3,000,000.00), on or prior to March 16, 2006 (the "Maturity Date"), and to pay interest on the principal sum outstanding from the Issuance Date on the Maturity Date of this Debenture (also known as an "Interest Payment Date"), at the rate of 9% per annum, which shall be computed on the basis of a 365-day year and actual days elapsed. Accrual of interest on this Debenture shall commence on the Issuance Date and shall continue to accrue until the Maturity Date, unless otherwise converted or redeemed. The interest so payable will be paid on the Interest Payment Date to the person in whose name this Debenture (or one or more predecessor Debentures) is registered on the records of the Company regarding registration and transfers of the Debentures (the "Debenture Register") on the first business day prior to the Interest Payment Date. Any accrued and unpaid interest shall compound on the Interest Payment Date and annually thereafter and shall bear interest at the rate of 9% per annum until

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paid in full. The principal and interest of this Debenture is payable in coin or currency of the United States of America as at the time of payment is legal tender for public and private debts. The Debenture Register shall represent the record of ownership and right to receive principal and interest payments on this Debenture. Interest and principal shall be payable only to the registered Holder as reflected in the Debenture Register. The right to receive principal and interest payments under this Debenture shall be transferable only through an appropriate entry in the Debenture Register as provided herein.

     This Debenture is subject to the following additional provisions:

1. Debentures. The Debentures are exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holders surrendering the same, but shall not be issuable in denominations less than integral multiples of ten thousand dollars ($10,000). No service charge will be made for such registration of transfer or exchange.

2. Withholding. The Company shall be entitled to withhold, if applicable, from all payments of interest on this Debenture, any amounts required to be withheld under the applicable provisions of the United States income tax laws or other applicable laws at the time of such payments. The Holder shall pay all taxes, charges, or levies in connection with the issuance or transfer thereof other than amounts so withheld.

3. Transfer. Subject to compliance with applicable federal and state securities laws and any other contractual restrictions between the Company and the Holder contained herein, this Debenture and all rights hereunder (and any and all rights of the Holder contained in the Subscription Agreement (as defined below), including without limitation registration rights) are transferable in whole or in part by the Holder to any person or entity upon written notice to the Company. Within a reasonable time after the Company's receipt of notice of such transfer, the transfer shall be recorded on the books of the Company and the Debenture Register upon the surrender of this Debenture, properly endorsed, to the Company at its principal offices, and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer. In the event of a partial transfer, the Company shall issue to the new holders one (1) or more appropriate new debentures.

4. Conversion; Other Agreements. The record Holders of this Debenture shall have conversion rights as follows (the "Conversion Rights"):

     (a) Right to Convert. The record Holder of this Debenture shall be entitled, at the option of the Holder, to convert any or all of the aggregate principal and accrued and unpaid interest of Debentures held by such Holder, at any time by providing notice of conversion at the office of the Company or any transfer agent for the Debentures, into that number of fully-paid and non-assessable shares of common stock of the Company, par value $.0001 (the "Common Stock"), calculated by dividing the aggregate principal and accrued and unpaid interest by the conversion price of $4.80 (as adjusted pursuant to Section 4(e) (the "Conversion Price"):

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     (b) Mechanics of Conversion.  In order to convert Debentures into shares of
Common Stock, the Holder shall deliver a notice of conversion (in the form attached hereto as Exhibit A) (a "Notice of Conversion") in accordance with
Section 12 hereof to the office of the Company or of any transfer agent for the Debentures stating that such Holder elects to convert the same, the amount of principal and/or interest of the Debentures to be so converted and a calculation of the number of shares of Common Stock to be issued upon conversion; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless either (i) the Debentures to be converted are delivered to the Company or its transfer agent within five (5) business days of delivery of the Notice of Conversion or its transfer agent, or (ii) the Holder notifies the Company or its transfer agent that such Debentures have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such lost, stolen or destroyed Debentures. The Company hereby agrees to cooperate with the Holder, and to provide the Holder with any and all information required, to properly complete such Notice of Conversion.

     The Company shall issue and deliver to the Holder within five (5) business days after delivery to the Company or its transfer agent of such Debentures to be converted (the "Delivery Date"), or after such agreement and indemnification, to such Holder of Debentures at the address of the Holder on the books of the Company, a certificate or certificates for the number of shares of Common Stock to which the Holder shall be entitled as aforesaid; provided that if the Company shall fail to issue and deliver such certificate or certificates of Common Stock within five (5) business days after the Delivery Date, then, in addition to any other rights the Holder may have hereunder, the Company shall immediately pay in cash to the Holder an amount equal to one and one-half percent (1.5%) of the then outstanding principal on the Debenture as liquidated damages. The date on which the Notice of Conversion is given (the "Date of Conversion") shall be deemed to be the date such Notice of Conversion is delivered to the Company; provided, that the original Debentures to be converted are received by the transfer agent or the Company within five (5) business days thereafter; provided further however, that the Holder shall retain any and all rights hereunder until the Holder shall have received a certificate or certificates for the number of shares of Common Stock to which such Holder shall be entitled upon such conversion. If the original Debentures to be converted are not received by the transfer agent or the Company within five (5) business days after the Date of Conversion, the Notice of Conversion shall become null and void.

     If the Company fails to deliver to the Holder the total number of shares of Common Stock deliverable to such Holder within five (5) business days after the Delivery Date, and if within twelve (12) business days following the Delivery Date, such Holder purchases (in an open market transaction or other arm's length transaction) Common Stock to cover a sale by such Holder on or prior to the Delivery Date which the Holder was entitled to receive upon such conversion of the Debenture (a "Conversion Buy-In"), then promptly, and in any case within five (5) business days, following delivery of the notice described below, the Company shall pay in cash to such Holder the amount by which (i) such Holder's total purchase price (including brokerage commissions, if any) for the Common Stock so purchased exceeds (ii) the product of (x) the aggregate number of shares of Common Stock that such Holder was entitled to, but did not, timely receive multiplied by (y) the weighted average price at which the sell orders giving rise to such purchase obligation were executed. For example, if such

Holder purchases Common Stock having a total purchase price of $110,000 to cover a Conversion Buy-In and the aggregate sale price giving rise to such purchase is $100,000, the Company shall be required to pay such Holder $10,000. Such Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Conversion Buy-In, together with applicable confirmations and other evidence reasonably requested by the Company. Following conversion of a Debenture, or a portion thereof, the principal or portion of the Debenture so converted will be deemed paid in full and satisfied, and such Debenture or portion thereof will no longer be outstanding. If this Debenture should be converted in part only, the Company shall promptly, upon surrender of this Debenture, execute and deliver a new Debenture. Whenever the Company is required to issue a new Debenture pursuant to the terms of this Debenture, such new Debenture (i) shall be of like tenor with this Debenture, (ii) shall represent, as indicated on the face of such new Debenture, the principal amount remaining outstanding, (iii) shall have an issuance date, as indicated on the face of such new Debenture, which is the same as the Issuance Date of this Debenture, (iv) shall have the same rights and conditions as this Debenture, and
(v) shall represent the proportionate amount of accrued interest on the principal amount and interest of this Debenture that correspond to the principal of the new Debenture, from the Issuance Date.

     (c) Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Debentures, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding Debentures. The Company covenants that all shares of Common Stock to be issued upon conversion of this Debenture are validly authorized and reserved for issuance and, if and when this Debenture is converted in whole or in part the shares of Common Stock issued will be duly and validly issued, fully paid, nonassessable, without any personal liability attaching to the ownership thereof, and will not be issued in violation of any preemptive or other rights of shareholders.

     (d) Mandatory Payment or Conversion on Maturity Date. Each Holder of a Debenture outstanding on the Maturity Date, shall have the right to payment of all principal (and any accrued and unpaid interest thereon) on this Debenture paid to such Holder in cash or in immediately available funds. On the Maturity Date, the Company shall pay to the Holder an amount in cash, in immediately available funds, an amount equal to the then outstanding principal amount (and any accrued and unpaid interest thereon) on this Debenture.

     (e) Adjustment to Conversion Price.

          (i) If, prior to the conversion of all of the Debentures or Maturity Date, the number of outstanding shares of Common Stock is increased by a stock split, stock dividend or other similar event, then the Conversion Price shall be proportionately reduced. If prior to conversion of all the Debentures or Maturity Date, the number of outstanding shares of Common Stock is decreased by a reverse stock split, combination or reclassification of shares, or other similar event, the Conversion Price shall be proportionately increased.

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
          (ii) In case the Company shall at any time after the date this Debenture is first issued and remains outstanding, sell additional shares of Common Stock or equivalents thereto, including by way of example, pursuant to options, warrants, rights or other securities convertible into shares of Common Stock (for purposes hereof respecting such equivalent securities, such determination to be made at the time of sale, grant or award of the equivalent security irrespective of the ultimate conversion or exercise thereof) (other than pursuant to qualified or non-qualified employee stock option plans approved by the Board of Directors or option grants to consultants for bona fide services provided to the Company) in a private transaction (as contrasted with a public sale registered with the Securities and Exchange Commission) at prices (including with respect to equivalent securities, exercise, grant or conversion prices) less than the then current Conversion Price, then the then current Conversion Price shall be reduced to a price equal to the quotient of (A) the sum of (w) the aggregate principal amount of then outstanding Debentures plus
(x) the aggregate consideration received by the Company for such additional shares of Common Stock or equivalents thereto divided by (B) the sum of (y) the number of shares of Common Stock into which the then outstanding Debentures are then convertible plus (z) the number of additional shares of Common Stock or equivalents thereto issued by the Company. For example, if the aggregate principal amount on the day following the Issuance Date is $3,000,000, such principal amount is convertible into 625,000 shares of Common Stock and the Company sells 250,000 shares of Common Stock at $4 per share for an aggregate purchase price of $1,000,000 on such date, then the Conversion Price would be adjusted to the quotient of (A) the sum of $3,000,000 plus $1,000,000 divided by
(B) the sum of 625,000 plus 250,000, that is, $4.57. Any adjustments required to be made by this subsection shall be rounded up to the right to acquire the nearest whole number of shares of Common Stock.

          (iii) In the case of the issuance of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for purposes of determining the number of additional shares of Common Stock issued and the consideration received therefor:

               (A) The aggregate maximum number of additional shares of Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration, if any, received by the Company upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights for the Common Stock covered thereby.

               (B) The aggregate maximum number of additional shares of Common Stock deliverable upon conversion of, or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time) for, any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Company for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Company upon the conversion or exchange of such securities or the exercise of any related options or rights.

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
               (C) In the event of any change in the number of additional shares of Common Stock deliverable or in the consideration payable to the Company upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, the Conversion Price, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of additional shares of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

               (D) Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of additional shares of Common Stock (and convertible or exchangeable securities that remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

          (iv) In case of any consolidation or merger of the Company with or into another corporation (other than a merger or consolidation in which the shareholders of the Company prior to such event hold more than 50% of the capital stock of the surviving or continuing corporation), or in case of any sale, lease, or conveyance to another corporation of the property and assets of any nature of the Company as an entirety or substantially as an entirety, such successor, leasing or purchasing corporation, as the case may be, shall (A) execute with the Holder an agreement providing that the Holder shall have the right thereafter to receive upon conversion of this Debenture solely the kind and amount of shares of stock and other securities, property, cash or any combination thereof receivable upon such consolidation, merger, sale, lease or conveyance by a holder of the number of shares of Common Stock for which this Debenture might have been converted immediately prior to such consolidation, merger, sale, lease or conveyance, and (B) make effective provisions in its certificate of incorporation or otherwise, if necessary, to effect such agreement. Such agreement shall provide for adjustments which shall be as nearly equivalent as practicable to the adjustments in this Section 4.

          (v) In case of any reclassification or change of the shares of Common Stock issuable upon conversion of this Debenture (other than a change in par value or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), or in case of any consolidation or merger of another corporation into the Company in which the Company is the surviving or continuing corporation and in which there is a reclassification or change
(including a change to the right to receive securities of another person, property, cash or any combination thereof) of the shares of Common Stock (other than a change in par value, or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), the Holder shall have the right thereafter to receive upon conversion of this Debenture solely the kind and amount of shares of stock and other securities, property, cash or any combination thereof receivable upon such reclassification, change, consolidation or merger by a holder of the number of shares of Common Stock for which this Debenture might have been converted immediately prior to such reclassification, change, consolidation or merger. Thereafter, appropriate provision shall be made for adjustments which shall be as nearly equivalent as practicable to the adjustments in this Section 4.

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          (vi) The above  provisions of this Section 4(e) shall  similarly apply
to   successive    splits,    combinations,    issuances   of   capital   stock,
reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales, leases or conveyances.

     (f) No Charges or Taxes. The issuance of certificates for shares of Common Stock upon conversion of this Debenture shall be made without charge to Holder or the purchaser of any issuance tax in respect thereof or other cost incurred by the Company in connection with such conversion and the related issuance of shares of Common Stock issuable upon conversion.

     (g) No Interference. The Company shall not close its books against the transfer of this Debenture or of any shares of Common Stock issued or issuable upon the conversion of this Debenture in any manner which interferes with the timely conversion of this Debenture.

     (h) Assistance. The Company shall assist and cooperate with any reasonable request by the Holder or any purchaser which is required to make any governmental filings or obtain any governmental approvals prior to or in connection with any conversion of this Debenture.

     (i) Certain Actions. The Company shall take all such actions as may be necessary to ensure that all shares of Common Stock that may be issued without violation by the Company of any applicable law or governmental regulation or any requirements of any domestic or international securities exchange or quotation system upon which shares of Common Stock or other securities constituting securities that may be issuable upon conversion of this Debenture may be listed or quoted (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance).

     (j) Non-Circumvention. The Company shall not, and shall not permit its subsidiaries to, directly or indirectly, by any action avoid or seek to avoid the observance or performance of any terms of this Debenture or impair or diminish its value, but shall at all times in good faith assist in carrying out of all such terms of this Debenture.

     (k) Authority. The Company has all requisite corporate power and authority to enter into and perform its obligations under this Debenture and to issue and deliver the Debenture to the Holder. The execution, delivery, and performance by the Company of its obligations under this Debenture, including the issuance and delivery of the Debenture to the Holder, have been duly authorized by all necessary corporate action on the part of the Company. This Debenture has been duly executed and delivered by the Company and is a legal, valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms.

     (l) Governmental Actions. Without limiting the generality of the foregoing, the Company shall obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Debenture.

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     (m) Limitations on Exercises.  Notwithstanding anything contained herein to the contrary, the Company shall not effect any conversion of this Debenture, and the Holder shall not have the right to convert this Debenture, to the extent that after giving effect to such conversion, the Holder (together with such Holder's affiliates) would beneficially own in excess of 4.99% (the "Maximum Percentage") of the shares of the Company's Common Stock outstanding immediately after giving effect to such conversion. Any issuance upon such conversion shall be limited to an amount of shares of Common Stock as shall not exceed the Maximum Percentage, and the issuance of the remaining shares of Common Stock shall be delayed, and such shares of Common Stock shall not be considered outstanding until the conditions set forth at the end of this Section 4(m) are satisfied. For purposes of the foregoing, the aggregate number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of this Debenture with respect to which the determination of such foregoing calculation is being made, but shall exclude shares of Common Stock which would be issuable upon (i)
conversion  of  the   remaining,   non-converted   portion  of  this   Debenture
beneficially owned by the Holder and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by the Holder and its affiliates (including, without limitation, any debentures, convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of this Debenture, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company's most recent Form 10-QSB, Form 10-KSB or other public filing with the Securities and Exchange Commission, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or its transfer agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one business day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including Debentures and warrants, by the Holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. If at any time, the Holder is unable to receive shares of Common Stock as a result of this Section 4(m), then it shall be entitled to receive such shares of Common Stock at such subsequent time as it notifies the Company in writing that its receipt of such Common Stock is permitted hereunder. By written notice to the Company, the Holder may increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% specified in such notice; provided that any such increase will not be effective until the 61st day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to the Holder.


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
5.      Redemption.

     (a) Right to Redeem. Except as provided in Sections 5(b) and (d) herein, the Company may at its sole option and at any time elect to redeem this Debenture in accordance with Section 5(c).

     (b) Right to Redeem on Conversion. The Company shall not have the right, after receipt of a Notice of Conversion pursuant to Section 4, to redeem in whole or in part any Debentures submitted for conversion. If the Company wishes to redeem some, but not all, of the Debentures previously submitted for conversion, the Company shall notify the Holder on five (5) days written notice, and it will be the option of the Holder to elect to have the Debenture redeemed.

     (c) Mechanics of Redemption on Conversion. The Company shall effect each such redemption by giving no less than ten (10) business days' prior written notice of its election to redeem, by confirmed facsimile to Holder followed by overnight courier. Such redemption notice shall indicate whether the Company will redeem all or part of the Debentures. The Company shall not be entitled to redeem any Debentures unless it has the full amount of the redemption price, in cash, available in a demand or other immediately available account in a bank or similar financial institution on the date the redemption price is to be paid to Holder.

     (d) Mechanics of Conversion on Redemption. The Holder may within five (5) business days of receipt of the notice of redemption elect to send a Notice of Conversion to the Company should Holder wish for the Debenture to be converted rather than redeemed by the Company.

     (e) Redemption Price. The redemption price per Debenture shall equal to the sum of (i) one hundred fifteen percent (115%) of the then outstanding principal amount plus (ii) interest on such outstanding principal amount to the date of redemption.

     The redemption price shall be paid in cash to the Holder of Debentures redeemed no earlier than ten (10) nor later than twenty (20) business days of the delivery of the notice of such redemption to such Holder; provided, however, that the Company shall not be obligated to deliver any portion of such redemption price unless either the Debentures to be redeemed are delivered to the Company or its transfer agent as provided in Section 5(b), or the Holder notifies the Company or its transfer agent that such Debentures have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such Debentures.

6. No Impairment. Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Debenture at the time, place, and rate, and in the coin or currency, or Common Stock herein prescribed. This Debenture and all other Debentures now and hereafter issued of similar terms are senior direct obligations of the Company.

7. Termination. After this Debenture shall have been converted as herein provided or the redemption price shall have been paid in full by the Company pursuant to Section 5 herein, this Debenture shall no longer be deemed to be outstanding and all rights with respect to this Debenture, shall forthwith terminate. Notwithstanding anything to the contrary herein, if the Holder or the Company, as applicable, is converting less than the outstanding principal amount and/or less than the amount of unpaid interest accrued thereon, then the rights and obligations under this Debenture shall terminate only with respect to the principal and/or interest being so converted.

8. Events of Default; Remedies. If one or more of the following described "Events of Default" shall occur:

     (a) The Company shall default in the payment of principal or interest on these Debentures; or

     (b) Any of the representations or warranties made by the Company herein, in the Securities Subscription Agreement, dated as of the date hereof, relating to these Debentures (the "Subscription Agreement") or in any certificate or financial or other written statements heretofore or hereafter furnished by or on behalf of the Company in connection with the execution and delivery of this Debenture or the Subscription Agreement shall be false or misleading in any material respect at the time made; or

     (c) The Company shall fail to perform or observe, in any material respect, any other covenant, term, provision, condition, agreement or obligation of the Company under this Debenture and such failure shall continue uncured for a period of thirty (30) business days after notice from Holder of such failure; or

     (d) The Company or any of its subsidiaries shall (1) admit in writing its inability to pay its debts generally as they mature; (2) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (3) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; or

     (e) A trustee, liquidator or receiver shall be appointed for the Company, any of its subsidiaries or for a substantial part of their respective property or business without their consent and shall not be discharged within forty five
(45) business days after such appointment; or

     (f) Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company or any of its subsidiaries and shall not be dismissed within forty five (45) business days thereafter; or

     (g) Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company or any of its subsidiaries and, if instituted against the Company or any of its subsidiaries shall not be dismissed within forty five (45) business days after such instruction or if the Company or any of its subsidiaries shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any proceeding; or

     (h) The occurrence of existence of (i) a default, event of default or other similar condition or event (however described) in respect of the Company or any of its subsidiaries under one or more agreements or instruments relating to indebtedness of the Company or any of its subsidiaries in an aggregate amount of not less than $500,000 which has resulted in such indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments, before it otherwise would have been due and payable or (ii) a default by the Company or any of its subsidiaries in making one or more payments on the due date thereof in an aggregate amount of not less than $500,000 under such agreements or instruments (after giving effect to any applicable notice requirement or grace period); or

     (i) The Company consolidates or amalgamates with, or merges with or into, or transfers all or substantially all of its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer, the resulting, surviving or transferee entity fails to assume all of the obligations of the Company under the Debenture, the Subscription Agreement or the Warrant (as defined in the Subscription Agreement) by operation of law or pursuant to an agreement reasonably satisfactory to the Holder; or

     (j) The Common Stock shall not be traded on an exchange or over the counter market.

     Then, or at any time thereafter, and in each and every such case, unless such Event or Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Holder and in the Holder's sole discretion, the principal (and any accrued interest) amount of this Debenture shall become immediately due and payable, without presentment, demand protest or notice of any kind, all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Holder may immediately, and with expiration of any period of grace, enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law.

9. Lost or Destroyed Debenture. If this Debenture shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Debenture, or in lieu of or in substitution for a lost, stolen or destroyed Debenture, a new Debenture for the principal amount of this Debenture so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Debenture, and of the ownership thereof, and indemnity and bond, if requested, all reasonably satisfactory to the Company.

10. Governing Law. This Debenture shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of laws.

11. Business Day Definition. For purposes hereof, the term "business day" shall mean any day on which banks are generally open for business in the State of New York, USA and excluding any Saturday and Sunday.

12. Notices. Any notice, demand or request required or permitted to be given by either the Company or the Holder pursuant to the terms of this Debenture shall be in writing and shall be deemed given when delivered personally, or by confirmed facsimile (with a hard copy to follow by overnight courier), addressed to the Company, attention President, at North Part of Xinquia Road, Yang Ling Agricultural High-Tech Industries Demonstration Zone, Yang Ling, People's Republic of China 7121000 , tel. 86-29-87074957, facsimile 86-29-87074958, with a copy to Baratta & Goldstein, attn:Joseph A. Baratta Esq., tel. 212-750-9700, facsimile 212-750-8297, or the Holder at Amulet Limited, c/o Dundee Leeds Management Services (Cayman) Ltd., 2nd Floor, Waterfront Centre, 28 North Church Street, George Town, Grand Cayman, Cayman Islands, facsimile (203) 422-3540, with a mandatory copy to Amaranth Advisors L.L.C., One American Lane, Greenwich, CT 06831, Attention: General Counsel, Facsimile (203) 422-3540 or such other addresses as a party may request by notifying the other in writing.

13. Waiver. Any waiver by the Company or the Holder hereof of a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any breach of such provision or of any breach of any other provision of this Debenture. The failure of the Company or the Holder hereof to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture. Any waiver must be in writing.

14. Notices of Certain Actions. In case at any time the Company shall propose to:

     (a) pay any dividend or make any distribution on shares of Common Stock in shares of Common Stock or equivalents thereto or make any other distribution; or

     (b) issue any rights, warrants or other Common Stock to all holders of Common Stock entitling them to purchase any additional shares of Common Stock or any other rights, debentures, warrants or other Common Stock; or

     (c) effect any reclassification or change of outstanding shares of Common Stock, or any consolidation, merger, sale, lease or conveyance of property; or

     (d) effect any liquidation, dissolution or winding-up of the Company; or

     (e) take any other action which would cause an adjustment to the Conversion Price; or

     (f) provide to its shareholders any information which is regularly provided to shareholders,

     then, and in any one or more of such cases (a) through (f), the Company shall, subject to any other Sections of this Debenture, give written notice thereof, by certified mail, postage prepaid, to the Holder at the Holder's address as it shall appear in the Debenture Register, mailed at least fifteen
(15) days prior to (i) the date as of which the holders of record of shares of securities to be entitled to receive any such dividend, distribution, rights, debentures, warrants or other securities are to be determined, (ii) the date on which any such reclassification, change of outstanding shares of Common Stock, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution or winding-up is expected to become effective, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange their shares for securities or other property, if any, deliverable upon such reclassification, change of outstanding shares, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution or winding-up, or (iii) the date of such other action which would require an adjustment to the Conversion Price. In the case of subsection (f) above, written notice to the Holder may be given by regular mail.

15. Unenforceable Provisions. If any provision of this Debenture is invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

16. Restriction on Redemption and Dividends. Until all of the Debentures have been converted, redeemed or otherwise satisfied in accordance with their terms, the Company shall not, directly or indirectly, (A) repurchase, redeem, or declare or pay any cash dividend or distribution on, the Common Stock or (B) distribute any material property or assets of any kind to holders of the Common Stock in respect of the Common Stock.

17. Rank. Obligations under this Debenture, including payments of principal and interest and other payments due under this Debenture, shall rank pari passu with all Other Debentures and shall rank senior to any other indebtedness of the Company.

18. Vote to Issue, or Change the Terms of, Debentures. The affirmative vote at a meeting duly called for such purpose or the written consent without a meeting of the holders of Debentures representing not less than a majority of the aggregate principal amount of the then outstanding Debentures shall be required for any change or amendment to this Debenture or the Other Debentures; provided, that the Holder of this Debenture may waive any term or provision of this Debenture without such vote or written consent. Any change or amendment effected in accordance with this Section 18 shall be binding upon each Holder and its respective successors and assigns.

19. Payment of Collection, Enforcement and Other Costs. If (a) this Debenture is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Debenture or to enforce the provisions of this Debenture or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors' rights and involving a claim under this Debenture, then the Company shall pay the reasonable costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, but not limited to, reasonable attorneys' fees and disbursements.

20. Construction; Headings. This Debenture shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any person as the drafter hereof. The headings of this Debenture are for convenience of reference and shall not form part of, or affect the interpretation of, this Debenture.

21. Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Debenture shall be cumulative and in addition to all other remedies available under this Debenture and any of the other Transaction Documents (as defined in the Subscription Agreement), at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder's right to pursue actual damages for any failure by the Company to comply with the terms of this Debenture. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

22. Waiver of Notice. To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Debenture and the Subscription Agreement.

23. Further Acknowledgement. The Company will, at the time of each conversion of this Debenture, upon the request of the Holder hereof, acknowledge in writing its continuing obligation to afford to such Holder all rights to which such Holder shall continue to be entitled after such conversion in accordance with its terms of this Debenture; provided, that if the Holder of this Debenture shall fail to make any such requests, such failure shall not affect the continuing obligation of the Company to afford such rights to such Holder.

     IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed by an officer thereof duly authorized.

                                                          BODISEN BIOTECH, INC.


                                                          By:
                                                          Name:
                                                          Title:

                                                                       EXHIBIT A

                              NOTICE OF CONVERSION



(To be Executed by the Registered Holder in order to Convert the Debenture)

The undersigned hereby elects to convert the attached Debenture into shares of common stock, $.0001 par value per share (the "Common Stock"), of Bodisen Biotech, Inc. (the "Company") according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

Conversion calculations:
                              --------------------------------------------------
                              Date to Effect Conversion


                              --------------------------------------------------
                              Principal Amount of Debentures to be Converted


                              Payment of Interest in Kind                __Yes
                                                                         __ No


                              --------------------------------------------------
                              Interest Accrued on Account of Conversion at Issue


                              --------------------------------------------------
                              Number of shares of Common Stock to be Issued


                              --------------------------------------------------
                              Applicable Conversion Price


                              --------------------------------------------------
                              Signature


                              --------------------------------------------------
                              Name


                              --------------------------------------------------
                              Address